Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of Flotek Industries, Inc. and Subsidiaries (the “Company”) of our reports dated March 13, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

Our report dated March 13, 2013, on the effectiveness of internal control over financial reporting as of December 31, 2012, expressed an opinion that the Company had not maintained effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Houston, Texas

August 12, 2013